UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 8, 2007

DAIRY FRESH FARMS INC.

Nevada	333-111486	98-0407549
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

413 Churchill Avenue N. Ottawa, Ontario, Canada		K1Z 5C7
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 613-724-2484
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 - Unregistered Sale Of Equity Securities.

Effective February 8, 2007, Dairy Fresh Farms, Inc. (the “Company”) engaged Tertium Capital Inc., a Barbados corporation, for certain advisory services, including but not limited to analyzing, structuring ,negotiating and effecting a proposed financing transaction and preparation of corporate materials such as business plans and corporate presentation. As consideration for these services, Tertium Capital Inc., shall received 1,805,000 shares of the Company’s common stock, valued at $0.30 per share.

In addition, the Company issued an additional 1,400,000 to Tertium Capital Inc. for prospective services provided in developing markets for the Company products in Russia, Israel and Italy along with strategic partnering advise and consultation with pre-selected industry players who can offer both production capacity and distribution networks. Such shares shall vest based on benchmarks established between the Company and Tertium Capital Inc.

The consideration paid to Tertium Capital Inc. of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, in reliance upon Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) , based on the following: (a) Tertium Capital Inc. confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) Tertium Capital Inc. was provided with certain disclosure materials and all other information requested with respect to our company; (d) Tertium Capital Inc. acknowledged that all securities being issued were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. Tertium Capital Inc., in conjunction witht the issuance of common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that Tertium Capital Inc. resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States. Tertium Capital Inc. represented its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to Tertium Capital Inc. in accordance with Regulation S.

On February 8, 2007, we issued 407,000 shares to Midland Baring Ltd., in exchange for a loan received of $63,000 from 2006 and $59,000 in costs incurred for their work in obtaining the listing in Frankfurt. The issuance of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, in reliance upon Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) , based on the following: (a) Midland Baring Ltd. confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) Midland Baring Ltd. was provided with certain disclosure materials and all other information requested with respect to our company; (d) Midland Baring Ltd. acknowledged that all securities being issued were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. Midland Baring Ltd., in conjunction with the issuance of common shares pursuant to Rule 903(a) and (b)(3) of Regulation S represented to us that Midland Baring Ltd. resided outside of, and were not citizens of, the United States. We did not engage in a distribution of this offering in the United States. Midland Baring Ltd. represented its intention to acquire the securities for investment only and not with a view towards distribution. Appropriate legends have been affixed to the stock certificate issued to Midland Baring Ltd. in accordance with Regulation S.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 23, 2007

Dairy Fresh Farms, Inc.

By:	/s / Robert Harrison
Robert Harrision
Chief Executive Officer, Director